Exhibit 99.1

AMENDMENT NO. 1

TO

REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT, is entered into effective as of December 6, 2005 (this "Amendment"), by and among HyperSpace Communcations, Inc., a Colorado corporation (the "Company"), GTG PC Investments, LLC, a Delaware limited liability company ("GTG") and MIC Holding Company, LLC, a Delaware limited liability company ("MIC" and, together with GTG, the "Holders").

RECITALS

A.            The Company, the Holders and certain other holders of the Company's securities are parties to a Registration Rights Agreement dated as of July 25, 2005 (the "Registration Rights Agreement"). Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Registration Rights Agreement.

B.             The Holders hold a majority of the Registrable Securities and the Company and the Holders wish to amend the Registration Rights Agreement to extend the demand registration rights of the Gores Shareholders, upon the terms and conditions hereinafter set forth.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.              Amendment to Section 1.2(a) of the Registration Rights Agreement. Section 1.2(a) of the Registration Rights Agreement is hereby amended by replacing "December 31, 2005" in the first line thereof with "June 30, 2006."

2.              Amendment to Section 1.2(a)(iii)(F) of the Registration Rights Agreement. Section 1.2(a)(iii)(F) of the Registration Rights Agreement is hereby amended by deleting the last sentence in its entirety.

3.              Continuing Effect of Registration Rights Agreement. This Amendment shall not constitute a waiver, amendment or modification of any other provision of the Registration Rights Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions of the Registration Rights Agreement are and shall remain in full force and effect.

4.              GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

5.              Valid and Binding. This Amendment shall be binding upon, and inure to the benefit of, each of the parties to the Registration Rights Agreement and their respective successors and assigns.

6.      Counterparts; Facsimile Signature. This Amendment may be executed by facsimile in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Amendment on the date first written above.

HYPERSPACE COMMUNICATIONS, INC.

By:	/s/ John P. Yeros
Name: John P. Yeros
Title: Chairman

GTG PC INVESTMENTS, LLC

By:	/s/ Eric. R. Hattler
Name: Erick R. Hattler
Title: Vice President

MIC HOLDING COMPANY, LLC

By:	/s/Barbara J. Schmidt
Name: Barbara J. Schmidt
Title: President, Secretary & Treasuer

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